Exhibit 99.1
Nuveen Churchill Private Capital Income Fund and Nuveen Churchill Private Credit Fund Announce Purchase and Sale Agreement

NEW YORK – October 29, 2024 – Nuveen Churchill Private Capital Income Fund (“PCAP”) and Nuveen Churchill Private Credit Fund (“NCPCF”) today announced that they have entered into a purchase and sale agreement pursuant to which NCPCF will sell to PCAP substantially all of its assets, PCAP will assume NCPCF’s liabilities, and, following the closing of the transaction, NCPCF will begin to wind down its investment operations. The transaction is subject to approval by NCPCF’s shareholders and other customary closing conditions. The boards of trustees of both PCAP and NCPCF have unanimously approved the purchase and sale agreement and the transaction contemplated thereby.

Kenneth J. Kencel, Chief Executive Officer of PCAP and NCPCF, said, “We are excited to announce the board approval of a strategic transaction in which PCAP will purchase the assets and liabilities of NCPCF, an affiliated BDC. While PCAP’s investment strategy will remain unchanged, the combination will result in increased size, scale and diversification in order to continue delivering strong growth and long-term value for our shareholders.”

Key Transaction Considerations:

•Increased Scale and Diversification – The transaction is expected to lead to enhanced size, scale and portfolio diversification of PCAP through the integration of NCPCF’s portfolio. The larger scale of PCAP may improve its ability to make additional investments and gain indirect exposure to new asset classes, while also potentially creating synergies between existing and potential commercial finance investments, providing greater diversification of niche lending strategies.

•Improved Access to Debt and Equity Capital – The transaction provides PCAP with the ability to grow its portfolio with assets within its investment strategy, which may positively contribute to marketing efforts to raise additional capital. Additionally, the potential larger scale of PCAP following the transaction may improve its access to the credit markets.

•Organizational Efficiency – Combining PCAP and NCPCF’s investment strategies into PCAP may provide a more cohesive organizational structure and increased collaboration that may make it easier for PCAP and its portfolio companies to acquire loan portfolios during times of market dislocation. Additionally, the integration of NCPCF’s portfolio is expected to be an efficient process, as approximately 60% of NCPCF’s portfolio assets are investments in issuers in which PCAP also holds portfolio assets.

•Provides an Efficient Exit Strategy – The transaction provides an efficient exit strategy for NCPCF by allowing NCPCF shareholders to receive cash for their investment in one lump sum (as opposed to over time).

Transaction Details

In exchange for cash consideration paid by PCAP equal to NCPCF’s net asset value as of a mutually agreed date, NCPCF will sell, transfer, assign, convey and deliver to PCAP all of its assets, other than those necessary for NCPCF to carry out its wind-down and liquidation. PCAP will also assume NCPCF’s liabilities, including all indebtedness outstanding under NCPCF’s credit facility and all obligations under the documents governing NCPCF’s portfolio assets. Following the transaction, NCPCF will cease its investment operations and distribute the cash consideration and its remaining assets, if any, to its shareholders.

Closing of the transaction is currently anticipated to occur during the fourth quarter of 2024, and is subject to certain closing conditions, including requisite approval by NCPCF’s shareholders and other closing conditions set forth in the purchase and sale agreement.

About Nuveen Churchill Private Capital Income Fund and Nuveen Churchill Private Credit Fund

PCAP and NCPCF are specialty finance companies focused primarily on investing in U.S. middle market companies with $10 to $100 million in earnings before interest, taxes depreciation and amortization, which PCAP and NCPCF consider the core middle market. Each of PCAP and NCPCF have elected to be regulated as business development companies (“BDCs”) under the Investment Company Act of 1940, as amended. PCAP is externally managed by its investment adviser, Churchill PCIF Advisor LLC (“PCAP Adviser”), and by its sub-adviser, Churchill Asset Management LLC (“Churchill”). NCPCF is externally managed by Churchill. Both PCAP Adviser and Churchill are affiliates and subsidiaries of Nuveen, LLC (“Nuveen”), the investment management division of Teachers Insurance and Annuity Association of America (“TIAA”) and one of the largest asset managers globally. Churchill is a leading capital provider for private equity-backed middle market companies and operates as the exclusive U.S. middle market direct lending and private capital business of Nuveen and TIAA. Churchill is a registered investment advisor and majority-owned, indirect subsidiary of TIAA.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition or the transaction. In addition, words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties.

Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: (i) the timing or likelihood of the transaction closing; (ii) the expected synergies and savings associated with the transaction; (iii) the ability to realize the anticipated benefits of the transaction (iv) the submission of the transaction proposal to NCPCF’s shareholders for approval; (v) the possibility that any or all of the various conditions to the consummation of the transaction may not be satisfied or waived; (vi) risks related to diverting management’s attention from ongoing business operations; (vii) changes in the economy, financial markets and political environment; (viii) risks associated with possible disruption in the operations of PCAP or NCPCF prior to the closing of the transaction or disruption in the economy generally due to geopolitical conflict or other unanticipated events; (ix) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (x) conditions in the business development company industry or regulated investment company industry; and (xi) other considerations that may be disclosed from time to time in PCAP’s and NCPCF’s publicly disseminated documents and filings.

PCAP and NCPCF have based the forward-looking statements included in this press release on information available to them on the date of this report, and they assume no obligation to update any such forward-looking statements. Although PCAP and NCPCF undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that PCAP and NCPCF in the future may file with the SEC, including the proxy statement that will be filed by NCPCF in connection with the transaction (the “Proxy Statement”), Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Additional Information and Where to Find It

In connection with the transaction, NCPCF intends to file relevant materials with the SEC, including the Proxy Statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF NCPCF ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NCPCF AND THE TRANSACTION. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, https://www.sec.gov, or by directing a request to NCPCF by mail at 375 Park Avenue, 9th Floor, New York, NY 10152, Attention: Investor Relations or by telephone at (212) 478-9200.

Participation in the Solicitation

NCPCF and its trustees, executive officers and certain other members of management and employees of Churchill and its affiliates may be deemed to be participants in the solicitation of proxies from shareholders of NCPCF in connection with the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of NCPCF’s shareholders in connection with the transaction will be contained in the Proxy Statement when such document becomes available. This document may be obtained free of charge from the sources indicated above.

Investor Contact:
Investor Relations
Robert.Paun@churchillam.com

Media Contact:
Prosek Partners
Madison Hanlon
Pro-churchill@prosek.com

    4